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                                                                    Exhibit 5.01



                   [ENTERCOM COMMUNICATIONS CORP. LETTERHEAD]


                               September 30, 1999

Entercom Communications Corp.
401 City Avenue
Bala Cynwyd, Pennsylvania 19004

     Re: Registration Statement on Form S-1; No. 333-86397; 10,925,000 shares of Class A common stock, par value $.01 per share

Ladies and Gentlemen:


     I am the Executive Vice President, Secretary and General Counsel of Entercom Communications Corp., a Pennsylvania corporation (the "Company"), and in connection with the registration of 10,925,000 shares of Class A common stock of the Company, par value $.01 per share (the "Shares"), under the Securities Act of 1933, as amended (the "Act"), by the Company on Form S-1 filed with the Securities and Exchange Commission (the "Commission") on September 2, 1999 (File No. 333-86397), as amended by Amendment No. 1 filed with the Commission on September 14, 1999 and as amended by Amendment No. 2 filed with the Commission on September 30, 1999 (collectively, the "Registration Statement"), you have requested my opinion with respect to the matters set forth below. A total of 9,000,000 Shares (including 1,000,000 Shares to cover over-allotments of Shares) are expected to be offered by the Company (the "Company Shares") and a total of 1,925,000 Shares (including 425,000 Shares to cover over-allotments of Shares) are expected to be offered by the selling shareholders (the "Selling Shareholders") named in the Registration Statement (the "Secondary Shares").


     In my capacity as your counsel in connection with such registration, I am familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Company Shares, and by the Selling Shareholders in connection with the sale of the Company Shares, and by the Selling Shareholders in connection with the sale of the Secondary Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, I have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to my satisfaction of such documents, corporate records and instruments, as I have deemed necessary or appropriate for purposes of this opinion.
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Entercom Communications Corp.
September 30, 1999

     In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to authentic original documents of all documents submitted to me as copies.

     I am opining herein as to the effect on the subject transaction only of the internal laws of the Commonwealth of Pennsylvania, and I express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

     Subject to the foregoing, it is my opinion that (i) the Company Shares have been duly authorized, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable and (ii) the Secondary Shares have been duly authorized and validly issued and are fully paid and nonassessable.

     I consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to my name contained under the heading "Legal Matters."


                                             Very truly yours,



                                             /s/ John C. Donlevie
                                             -----------------------------------
                                             John C. Donlevie, Esq.
                                             Executive Vice President, Secretary
                                             and General Counsel of Entercom
                                             Communications Corp.